UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2019

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

Convertible Notes Offering

On September 27, 2019, Lannett Company, Inc. (the “Company”) completed its previously announced offering of $86,250,000 aggregate principal amount of its 4.50% convertible senior notes due 2026 (the “Notes”), which included $11,250,000 aggregate principal amount of Notes in connection with the exercise in full by the initial purchaser of its option to purchase additional Notes. The Notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

Indenture

On September 27, 2019, in connection with the issuance of the Notes, the Company entered into an indenture (the “Indenture”) with respect to the Notes, with Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are senior unsecured obligations of the Company and bear interest at an annual rate of 4.50% payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2020. The Notes will mature on October 1, 2026, unless earlier repurchased, redeemed or converted in accordance with their terms.

The Notes are convertible into shares of the Company’s common stock (“Common Stock”) at an initial conversion rate of 65.4022 shares per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $15.29 per share), subject to adjustments upon the occurrence of certain events (but will not be adjusted for any accrued and unpaid interest). Prior to October 6, 2023, the Company may not redeem the Notes. On or after October 6, 2023, if the last reported sale price per share of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, the Company may redeem for cash all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Following certain corporate events described in the Indenture that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or notice of redemption.

The Indenture contains certain other customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is filed as Exhibit 4.5 hereto and is incorporated herein by reference.

Capped Call Transactions

On September 25, 2019, in connection with the pricing of the Notes, the Company entered into confirmations substantially in the form attached hereto as Exhibit 10.57 evidencing privately negotiated capped call transactions (the “Base Capped Call Transactions”) with Credit Suisse Capital LLC and Bank of Montreal (the “Capped Call Counterparties”). On September 26, 2019, in connection with the exercise by the initial purchaser of its option to purchase additional Notes, the Company entered into additional confirmations, also substantially in the form attached hereto as Exhibit 10.57, evidencing additional privately negotiated capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Capped Call Counterparties.

The Capped Call Transactions will initially cover, subject to customary anti-dilution adjustments, the number of shares of Common Stock that initially underlie the Notes.

The Capped Call Transactions are expected to generally reduce the potential dilutive effect on the Common Stock upon any conversion of the Notes with such reduction subject to a cap which is initially $19.46 per share, representing a premium of approximately 40% over the last reported sale price per share of the Common Stock on September 24, 2019, subject to certain adjustments under the terms of the Capped Call Transactions.

In connection with establishing its initial hedge of the Capped Call Transactions, the Company understands that the Capped Call Counterparties or their affiliates expect to enter into various derivative transactions with respect to the Common Stock and/or purchase shares of the Common Stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes at that time.

In addition, the Company understands that the Capped Call Counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling the Common Stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes. This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the Notes, which could affect the value of the shares of the Common Stock that holders will receive upon conversion of the Notes.

The above descriptions of the Capped Call Transactions confirmations are a summary only and are qualified in their entirety by reference to the form of the Capped Call Transactions confirmations, which is attached hereto as Exhibit 10.57 and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02             Unregistered Sales of Equity Securities.

The Notes were sold to the initial purchaser in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or any Common Stock issuable upon conversion of the Notes. The Notes are initially convertible into a maximum of 5,640,942 shares of Common Stock. Additional information pertaining to the Notes and the shares of Common Stock issuable upon conversion of the Notes is contained in Item 1.01 of this report and is incorporated herein by reference.

Item 7.01                   Regulation FD Disclosure.

On September 27, 2019, the Company issued a press release announcing the closing of the Notes offering and certain related matters. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and the related information in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.5	Indenture, dated as of September 27, 2019, between the Company and Wilmington Trust, National Association, as trustee (including form of 4.50% Convertible Senior Notes due 2026)

10.57	Form of Capped Call Confirmations

99.1	Press Release dated September 27, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: September 27, 2019